Exhibit 99.1

NEWS RELEASE

Contact:	Michelle Layne
(410) 933-5895
mlayne@safenet-inc.com
www.safenet-inc.com

SafeNet Reports First Quarter 2003 Financial Results

Company Announces Record Revenues; Earnings Exceed Estimates; 2003 EPS Guidance Raised

BALTIMORE, Maryland — April 22, 2003— SafeNet (Nasdaq: SFNT), a leading provider of private and public network security solutions that has set the industry standard for VPN technology and secure business communications, today announced results for the first quarter ended March 31, 2003.

Revenues for the three-month period ending March 31, 2003, were approximately $14.0 million, an increase of 128%, compared to approximately $6.2 million for the same period in 2002.  On a sequential basis, revenues increased 43% compared to the fourth quarter of 2002.  SafeNet’s financial results for the 2003 first quarter include results from the acquisition of Cylink, effective with its February 5 closing, and Raqia Networks, Inc., effective with its February 27 closing.

Pro forma net income for the 2003 first quarter was approximately $1.5 million, or $0.16 per diluted share, compared to a pro forma net loss of $10,000, or $0.00 per share, for the quarter ended March 31, 2002.  The quarterly pro forma net income and per share information excludes income and losses from discontinued operations, excludes acquisition related expenses, and assumes a 35% income tax rate.  The pro forma effect increased net income by $11.2 million, or $1.23 per share, for the quarter ended March 31, 2003, compared to increased net income of $7.5 million, or $0.98 per share, for the same quarter of last year.

The loss from continuing operations calculated on a Generally Accepted Accounting Principles (GAAP) basis for the quarter ended March 31, 2003, was approximately $9.7 million, or $1.06 per share, versus $3.7 million, or $0.49 per share, for the same period of 2002.  The GAAP net loss was approximately $9.7 million, or $1.06 per share, for the 2003 first quarter, compared to a GAAP net loss, inclusive of the effect of discontinued operations, of $7.5 million, or $0.98 per share, for the same quarter of the prior year.

Anthony Caputo, Chairman, and CEO of SafeNet, stated, “While we are very pleased with the strong growth in revenue, gross margins, and earnings, which we are reporting today, we are even more pleased with the events underlying these numbers.  The integration of Cylink Corporation into SafeNet is proceeding very well—operating synergies have been achieved as planned and revenues are growing as customers choose SafeNet’s encryption systems.”

“Today, we’re announcing several new contracts that further confirm our strong competitive position.  We have signed a contract with a new customer, a major bank, to secure its entire network, both WAN and VPN.  This sale is especially gratifying because although we have not formally launched the SafeEnterprise™ Security System, it demonstrates the pent-up demand for an encryption system that supports both WAN and VPN.  This system has evolved from our acquisition of Cylink and we are now the only company with a centralized management platform that allows customers an easy and low-cost path to secure their entire network.  Based on early interest from prospective customers, we believe that this is just the beginning and that market demand will be strong.”

“We’re extending our homeland security base with today’s announcement of a new order, presently worth $3 million and expected to double by year end,” continued Caputo.  “One of our existing government customers has initiated a major network expansion secured by our Frame and ATM encryptors, and this will be the secure backbone network for the Department of Homeland Security.  It also represents an opportunity for SafeNet over the next several years to help this agency migrate from a wide area network to a virtual private network.”

“We’ve also made significant progress on the OEM side of our business in new contracts. During the first quarter, SafeNet completed a contract with Cisco Systems, licensing Cisco to use SafeNet chip designs in future products.”

“In addition, we can confirm two important contracts with OEMs that create products protecting classified government information.  These two wins, one an order for chips and the other a license to use our VPN appliance designs, will produce significant revenue beginning in 2004.”

“This quarter demonstrates the progress we’ve made both in growing and diversifying our revenues and in building profitability.  As we celebrate the 20th anniversary of our founding, we are taking a clear leadership position as the standard-setter for private and public network security,” he concluded.

Other Business Updates

Since SafeNet’s last quarterly conference call, SafeNet announced:

•      The completion of the Cylink Corporation acquisition, which expands the scope of SafeNet’s Enterprise Security Division and offers WAN customers an easy and cost effective transition to the benefits of VPN technology.

•                  The purchase of the assets of Raqia Networks, Inc., which offered a family of programmable systems-on-a-chip and co-processors ideal for content inspection.  The combination of Raqia and SafeNet technology should create a comprehensive solution for a range of networking applications, allowing manufacturers to create multi-function security appliances while also reducing costs.  SafeNet now offers silicon products for fast, completely secure networking using key functions such as intrusion detection, virus scanning, and firewalls.

•                  An annual license with Department of Defense (DoD), valued at several million dollars, which allows all government agencies to use SafeNet’s new VPN software, HighAssurance™ Remote, on their PCs.  This software was developed in an R&D partnership with the National Security Agency, and the DoD’s subsequent endorsement is an important step in facilitating other agencies’ adoption of this government specific solution.  SafeNet is hosting a website exclusively for government employees to download the new software.

•                  The appointment of David Potts as Senior Vice President and General Manager, Embedded Security Division.  Mr. Potts, who came from a successful career at Texas Instruments as the Worldwide Director of OMAP Wireless Applications, will be responsible for all aspects of SafeNet’s Embedded Security Division including sales, marketing, engineering, and product management. He brings over ten years of proven experience ranging from engineering and product management to executive business leadership.

•                  Texas Instruments’ (TI) use of SafeNet’s proven encryption platform in five new OMAP™ processors.  SafeNet and TI have been working together to deliver the highest form of security to OMAP processors by utilizing SafeNet’s hardware-based crypto cores and processor-based software.  TI’s five new OMAP processors, devices with on-chip security, increase the performance of advanced applications that include graphics, multimedia content, and Java as much as eight times while reducing standby current as much as ten times in wireless handsets and PDAs.

•                  Advanced Micro Device’s (AMD’s) selection of SafeNet’s SafeXcel™-1741 security processor as part of a Reference Design Kit (RDK). AMD will have the SafeXcel-1741 chip as part of their Access Equipment RDK, which will be offered to its partners and customers for VPN functionality and acceleration.

•                  The availability of the first product in SafeNet’s newly named Content Inspection Series, the SafeXcel™-4850.  The SafeXcel-4850 chip is a Regular Expression co-processor for content inspection, enabling intrusion detection and prevention, firewall, virus scanning, and other compute-intensive applications.

•                  A partnership with SSH Communications, a world-leading developer of Internet security solutions.  The companies are offering an integrated VPN solution for OEMs, and SafeNet will combine its leading edge SafeXcel™ chips with the SSH QuickSec™ Toolkit for Access Networks to offer what is expected to be an unparalleled solution for the VPN market.

•                  The availability of the latest version SoftRemote®, the de facto standard for VPN client software.  SoftRemote 10.0 now includes support for the Advanced Encryption Standard (AES) algorithm along with other advanced features for both users and security administrators and further extends SafeNet’s tradition of offering the most complete VPN software on the market.

Live Webcast

As previously announced, SafeNet is hosting a conference call today, which will be live via webcast.  To join SafeNet in the conference call, dial 1-888-243-0811 and use pin # 6472076. To listen to the conference call live, via webcast, visit SafeNet’s Investor website at www.safenetinvestor.com.

Current Outlook for Second Quarter and Full Year 2003

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.  These statements do not reflect the potential impact of any mergers, acquisitions or other business combinations that may be completed after the date of this release.

For the quarter ended June 30, 2003, SafeNet currently expects to achieve revenues in the range of $14.5 to $14.8 million, an increase of 98% to 100% compared to second quarter 2002 revenues of $7.4 million. The pro forma net income is expected to be in the range of $0.15 to $0.17 per diluted share compared to a pro forma net income of $0.05 per diluted share for the second quarter of 2002.  Pro forma guidance exclude integration costs of approximately $900,000, intangible amortization of $2.3 million, and net tax adjustments of approximately ($820,000) which is approximately ($0.25) per share. The GAAP net loss is expected to be in the range of $0.07 to $0.09 per share compared to a GAAP net loss from continuing operations of $0.49 per share from second quarter 2002.

For the year ended December 31, 2003, the Company expects to achieve revenues in the range of $63.0 to $65.0 million, which represents a 98% increase over 2002 revenues.  Pro forma EPS guidance for 2003 is between $0.63 and $0.65 per diluted share.  Pro forma guidance excludes estimated integration costs of $2.6 million, amortization and write off of acquired intangibles of approximately $16.0 million, and net tax adjustments of approximately ($3.2 million), for a total of approximately ($1.41) to ($1.45) per share.  The GAAP loss per share guidance for 2003 is between $0.78 and $0.80 per share.

About SafeNet, Inc.

SafeNet, Inc. (NASDAQ: SFNT) has set the industry standard for virtual private network (VPN) technology and secure business communications. With more than 20 years experience in developing, deploying, and managing network security systems for the most security-conscious financial institutions and government organizations around the world, SafeNet’s proven technology has emerged as the de facto industry standard for VPNs. SafeNet created the first Internet VPN system, which has evolved into the only encryption platform to meet every security need in every product category. SafeNet security solutions, based on SecureIP Technology™, and part of the CGX Security Platform, have become the products of choice for leading Internet infrastructure manufacturers, service providers, and security vendors. With SafeNet securing the infrastructure of today’s e-business communications as well as leading the way in government Homeland and classified data security, the company has opened new markets for interoperable, secure, and deployable VPN communications. Commercial customers include Texas Instruments, Microsoft, Samsung, Centillium Communications, ARM, and Cisco Systems. Government customers include U.S. Department of Defense, U.S. Internal Revenue Service, and the Social Security Administration. For more information, visit http://www.safenet-inc.com/.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Statements in this release concerning SafeNet’s future prospects are “forward-looking statements” under the Federal securities laws. There can be no assurance that future results will be achieved, and actual results could differ materially from forecasts, estimates, and summary information contained in this news release. Important factors that could cause actual results to differ materially are included but are not limited to those listed in SafeNet’s periodic reports and registration statements filed with the Securities and Exchange Commission. The Company assumes no obligation to update information concerning its expectations.

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Editor’s Note: SafeNet and SoftRemote are registered trademarks and SafeXcel, EmbeddedIP, SafeEnterprise, HighAssurance, and SecureIP Technology are trademarks of SafeNet, Inc. All other trademarks are the property of their respective owners.

[Financial Statements to Follow]

SAFENET, INC.

AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited — In thousands, except per share amounts)

(See pro forma reconciliation below)

	Three Months Ended
	March 31, 2003	March 31, 2002	December 31, 2002
Revenues(1)
Licenses and royalties	$2,403	$1,776	$3,421
Products	10,026	3,521	5,580
Service and maintenance	1,585	857	825

Total revenues	14,014	6,154	9,826

Cost of revenues	3,379	1,953	2,369

Gross profit	10,635	4,201	7,457

Research and development expenses	3,606	2,059	1,957
Sales and marketing expenses	3,066	1,619	2,143
General and administrative expenses	1,697	813	1,219
Pro forma operating expenses	8,369	4,491	5,319

Pro forma operating income (loss)	2,266	(290)	2,138

Interest and other income, net	77	274	248

Pro forma income (loss) before income taxes	2,343	(16)	2,386

Pro forma income tax expense (benefit)	820	(6)	835

Pro forma net income (loss)	$1,523	$(10)	$1,551

Pro forma income per common share — basic and diluted
Basic	$0.17	$—	$0.20
Diluted	$0.16	$—	$0.19

Shares used in computation:
Basic	9,083	7,677	7,824
Diluted	9,629	7,677	8,267

The above pro forma amounts have been adjusted for the following:
Loss (income) from discontinued operations (GDS)	—	3,784	(112)
Costs of integration of acquired company	1,615	—	256
Write-off of acquired in-process research and development costs	7,900	3,375	—
Amortization of acquired intangible assets	1,843	351	386
Income tax (expense) benefit	(179)	6	(925)

Pro forma effect	$11,179	$7,516	$(395)

(1) Certain amounts were reclassified to conform to current period presentation.

	Three Months Ended
	March 31, 2003	March 31, 2002	December 31, 2002
Revenues(1)
Licenses and royalties	$2,403	$1,776	$3,421
Products	10,026	3,521	5,580
Service and maintenance	1,585	857	825
Total revenues	14,014	6,154	9,826

Cost of revenues	4,455	1,953	2,369

Gross profit	9,559	4,201	7,457

Research and development expenses	3,606	2,059	1,957
Sales and marketing expenses	3,066	1,619	2,143
General and administrative expenses	1,697	813	1,219
Write-off of acquired in-process research and development costs	7,900	3,375	—
Integration expenses	1,615	—	256
Amortization of acquired intangible assets	767	351	386
Total operating expenses	18,651	8,217	5,961

Operating (loss) income	(9,092)	(4,016)	1,496

Interest and other income, net	77	274	248

(Loss) income from continuing operations before income taxes	(9,015)	(3,742)	1,744

Income tax expense (benefit)	641	—	(90)

(Loss) income from continuing operations	(9,656)	(3,742)	1,834

(Loss) income from operations of discontinued GDS business (including loss on disposal of $0, $3,506 and $691)	—	(3,784)	112

Net (loss) income	$(9,656)	$(7,526)	$1,946

(Loss) income per common share:
Basic
(Loss) income from continuing operations	$(1.06)	$(0.49)	$0.23
(Loss) income from discontinued operations (GDS)	—	(0.49)	0.01
Net (loss) income per share	$(1.06)	$(0.98)	$0.24

Diluted
(Loss) income from continuing operations	$(1.06)	$(0.49)	$0.22
(Loss) income from discontinued operations (GDS)	—	(0.49)	0.01
Net (loss) income per share	$(1.06)	$(0.98)	$0.23

Shares used in computation:
Basic	9,083	7,677	7,824
Diluted	9,083	7,677	8,267

(1) Certain amounts were reclassified to conform to current period presentation.

SAFENET, INC.

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	March 31, 2003	December 31, 2002
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$6,400	$3,399
Short term investments	25,309	28,763
Accounts receivable, net of allowance for doubtful accounts of $708 and $203	11,759	4,534
Inventories, net of reserve of $1,012 and $958	1,569	1,008
Insurance receivable	6,404	—
Other current assets	1,302	1,002
Current assets of discontinued operations	—	93
Total current assets	52,743	38,799
Equipment and leasehold improvements, net of accumulated depreciation of $5,105 and $4,295	2,538	1,246
Computer software development costs, net of accumulated amortization of $1,632 and $1,513	471	479
Goodwill	39,599	12,826
Intangible assets, net of accumulated amortization of $6,394 and $1,488	19,710	595
Other assets	906	1,374
	$115,967	$55,319

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$4,391	$1,456
Accrued salaries and commissions	4,797	2,162
Accrued settlement	6,904	—
Other accrued expenses	3,462	1,424
Advance payments and deferred revenue	4,182	1,393
Deferred income taxes	2,855	129
Current liabilities of discontinued operations	277	377
Total current liabilities	26,868	6,941

Long-term liabilities	8,545	—
Total liabilities	35,413	6,941

Stockholders’ equity:
Preferred stock, $.01 par value per share. Authorized 500,000 shares, none issued and outstanding	—	—
Common stock, $.01 par value per share. Authorized 50,000,000 shares, issued 9,997,773 shares in 2003 and 7,894,137 shares in 2002	100	79
Additional paid-in capital	106,785	65,665
Accumulated deficit	(29,881)	(20,225)
Accumulated other comprehensive income	3,550	2,859
Net stockholders’ equity	80,554	48,378
	$115,967	$55,319